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                               AMENDMENT OF BYLAWS
                                       OF
                           ADVANTUS SERIES FUND, INC.


WHEREAS, the Bylaws of Advantus Series Fund, Inc. provide that the name of the class represented by the corporation's Class K Common Shares shall be "Maturing Government Bond 2002 Portfolio;" and

WHEREAS, the Maturing Government Bond 2002 Portfolio has been liquidated, there are no remaining shareholders, and it is desired that the class of the corporation's shares referred to as Class K Common Shares shall be reserved for possible future issuance of additional shares in connection with the creation of a new portfolio.

THEREFORE, BE IT RESOLVED, that, effective October 24, 2002, Article I, Section
1.01 of the Bylaws of Advantus Series Fund, Inc. is hereby amended to read in its entirety as follows:

Section 1.01 Name The name of the corporation is Advantus Series Fund, Inc. The name of the class represented by the corporation's Class A Common Shares shall be "Growth Portfolio;" the name of the class represented by the corporation's Class B Common Shares shall be "Bond Portfolio;" the name of the class represented by the corporation's Class C Common Shares shall be "Money Market Portfolio;" the name of the class represented by the corporation's Class D Common Shares shall be "Asset Allocation Portfolio;" the name of the class represented by the corporation's Class E Common Shares shall be "Mortgage Securities Portfolio;" the name of the class represented by the corporation's Class F Common Shares shall be "Index 500 Portfolio;" the name of the class represented by the corporation's Class G Common Shares shall be "Capital Appreciation Portfolio;" the name of the class represented by the corporation's Class H Common Shares shall be "International Stock Portfolio;" the name of the class represented by the corporation's Class I Common Shares shall be "Small Company Growth Portfolio;" the name of the class represented by the corporation's Class K Common Shares shall remain undesignated, and the shares currently allocated to Class K shall be reserved for future issuances; the name of the class represented by the corporation's Class L Common Shares shall be "Maturing Government Bond 2006 Portfolio;" the name of the class represented by the corporation's Class M Common Shares shall be the Maturing Government Bond 2010 Portfolio;" the name of the class represented by the corporation's Class N Common Shares shall be "Value Stock Portfolio;" the name of the class represented by the corporation's Class O Common Shares shall be "Macro-Cap Value Portfolio;" the name of the class represented by the corporation's Class P Common Shares shall be "Index 400 Mid-Cap Portfolio;" the name of the class represented by the corporation's Class Q Common Shares shall be "Small Company Value Portfolio;" the name of the class represented by the corporation's Class S Common Shares shall be "Micro-Cap Growth Portfolio;" the name of the class represented by the corporation's Class T Common Shares shall be "Global Bond Portfolio;" and the name of the class represented by the corporation's Class V Common Shares shall be "Real Estate Securities Portfolio."